Exhibit 10.5

RedChip Securities, Inc.

5755 North Point Parkway, Suite 3

Alpharetta, GA 30022

770-410-1040 Office 917-881-3674 Cell 404-921-9639 Fax

____________________________________________________________________

May 19, 2009

Mr. Garry McCann

President and CEO

Pulmo BioTech Inc.

1035 Park Avenue

Suite 7B

New York, NY 10028

Dear Mr. McCann

Moody Capital Solutions, Inc ("Moody") a broker-dealer registered with the Securities and Exchange Commission ("SEC") and a member in good standing of the Financial Industry Regulatory Authority, Inc., would be pleased to serve as financial advisor, investment banker and placement agent for Pulmo BioTech Inc, (the "Company"), in connection with the current growth plans of the Company and the funding thereof. The initial terms of the engagement shall be for 120 days on an exclusive basis from the date of this agreement. The engagement may be extended at the sole discretion of the Company.

The Services of Moody

In its role as investment banker, Moody shall provide the following services:

• Use our best efforts to secure up to $7,500,000 in private placement of the companies securities on a best efforts basis,

• Evaluate the Company's capital requirements for funding current growth,

• Assist in the structure of the securities to be used to complete the funding,

In connection with the services to be provided, as outlined above, the Company shall pay to Moody fees in the following manner: However all fees and commissions are subject to the rights granted within the termination clause.

• For its role as investment banker Moody shall receive a fee equal to $20,000 payable in four equal installments of $5,000. The first installment is due upon the execution of this agreement and every thirty days thereafter until the balance is paid.

• For the placement of common or preferred stock and any convertible/redeemable debt Moody shall receive 10% of the principal amount raised at each closing.

• Additionally Moody shall receive 10% warrant coverage for any equity or sub-debt placed. The warrants shall be for five years and shall be exercisable at 10% above the offering price or conversion price and have piggyback registration rights. All warrants shall be covered in a separate warrant agreement.

Moody shall also be reimbursed for any pre-approved out of pocket expenses.

The Company agrees that if Moody directly introduces the Company, during the term of this agreement to any person(s) or entity that within two years from the termination date of this agreement, provides any equity or debt financing to the Company or any affiliate thereof, the Company shall pay the fees as stated in this agreement. Upon the termination of this agreement Moody shall provide a list of investors that have been approached by Moody to the Company for approval for payment under this agreement.

The Company shall have the right to terminate this agreement upon giving 30 days written notice. Upon termination by either party all expenses, advisory fees and commissions earned shall be paid immediately.

Except as otherwise specifically agreed, all notices and other communications made under this agreement shall be in writing and when delivered in person by certified mail-return receipt requested, by recognized commercial carrier or by facsimile transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first business day following delivery in person or by facsimile outside normal business hours, or on the date indicated on the return receipt requested. All notices sent shall be sent to the representatives of the party to be notified at the addresses indicated respectively below, or at such other addresses as the parties to be notified may from time to time by like notice hereafter specify:

If to the Company:	Mr. Garry McCann President and CEO Pulmo BioTech Inc. 1035 Park Avenue Suite 7B New York, NY 10028
If to Moody Capital Solutions, Inc.	Mr. Timothy Moody, President 5755 North Point Parkway Suite 3 Alpharetta, GA 30022

Indemnification

The Company and Moody each agree, to the extent allowed under governing law, to indemnify and hold the other party harmless from any claim, demand, suit, loss, or liability which the indemnified party may sustain as a result of the indemnifying party's breach of its duties to the indemnifying party's errors or omissions and from the reasonable expenses of the indemnified party, including attorney's fees, incurred in connection with such claims and damages (collectively "Damages"). As a condition precedent to asserting a right of indemnity, the party seeking indemnification shall have given the indemnifying party timely written notice of the assertion of the claim to which the right of indemnification is claimed to exist.

Representations and Warranties

All communication and information provided by the Company to Moody, whether written or oral, with respect to operations and profitability is true and accurate. Moody may rely on the accuracy thereof.

The financial statements of the Company as presented to Moody together with the related schedules and notes present fairly the financial position of the Company and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, throughout the periods indicated except as otherwise stated therein.

The Company is not in default, in the performance of any obligation, agreement or condition contained in any debenture, note, loan agreement or other evidence of indebtedness of the Company. Except with respect to such defaults which have been waived in writing or for which consents have been obtained in writing, the execution and delivery of this agreement and the consummation of the transactions herein contemplated, will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation, as amended, or bylaws of the Company, any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property.

The Company is duly incorporated and validly existing, is in good standing as a corporation under the laws of Delaware with full corporate power and the authority to own its property and conduct its business, present and proposed, and the Company has full corporate power and authority to enter into this agreement. The Company is duly qualified and in good standing as a domestic corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification, except where the failure to so qualify or to be in good standing would not result in a material adverse effect on the Company.

Confidentiality

In connection with the engagement, Moody shall have access to confidential materials of the Company. Moody, its shareholders, employees and agents shall keep all such information strictly confidential in whatever form so received, and shall execute a confidentiality agreement if so requested by the Company, and Moody agrees that the Company shall be entitled to equitable and injunctive relief including damages in the event Moody breaches any of its confidentiality obligations to the Company.

This agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understanding and agreements. This agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement executed by both parties hereto.

This agreement shall be governed by and construed in accordance with the laws of the State of Georgia. The parties hereto agree to submit to arbitration any action or dispute arising under the agreement or any action to enforce the terms hereof. Such arbitration shall be determined pursuant to the procedure and rules as prescribed and adopted by the Financial Industry Regulatory Authority, Inc. ("FINRA"). If FINRA agrees, one arbitrator shall settle any arbitration between the two parties.

If any term, provision, covenant or restriction contained in the agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restriction contained in the agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Acceptance

Please confirm your acceptance of the foregoing terms of the agreement by signing on behalf of the Company, then returning two (2) executed originals of the agreement to Moody Capital Solutions, Inc.

Very truly yours,

Moody Capital Solutions, Inc.

/s/ Timothy C. Moody

Timothy C. Moody

President

I have read the foregoing and hereby agree to the terms and conditions contained herein this 19th day of May 2009.

Pulmo BioTech Inc.

By:	/s/Garry McCann______________ Garry McCann President and CEO